                                EXHIBIT 2.1.1

                             AMENDMENT NO. 1 TO THE
                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


        THIS AMENDMENT NO. 1 is made and entered into as of the 22nd day of June, 1994 by and among RPM, Inc., an Ohio corporation ("Parent"), RPM of Illinois, Inc., an Illinois corporation and a wholly-owned subsidiary of Parent ("Sub"), Rust-Oleum Corporation, an Illinois corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations") and the individuals and other entities set forth on Exhibit I hereto (the "Named Shareholders").


                              W I T N E S S E T H:
                              --------------------

        WHEREAS, Parent, Sub, the Company and the Named Shareholders are parties to the certain agreement and plan of merger dated as of May 3, 1994 (the "Agreement");

        WHEREAS, the Section 8.3 of the Agreement provides that the Agreement may be amended in writing by the parties thereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the shareholders of the Company;

        WHEREAS, Parent, Sub and the Company desire to make certain amendments to the Agreement;

        WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Amendment No. 1 to the Agreement which was requested by the Secretary of State of the State of Illinois;

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        SECTION 1. Amendments to the Agreement.
                   ---------------------------
        1.01. The second and third sentences of Section 1.1 of the Agreement are deleted in their entirety.

        1.02. The second and third sentences of Section 1.2 of the Agreement are deleted in their entirety and the following two sentences are substituted:

   "The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger") with respect to the Merger is issued by the Secretary of State of the State of Illinois. When used in this Agreement, the term "Effective Time" shall mean the time at which the

         Certificate of Merger is issued by the Secretary of State of the State of Illinois."

                 1.03. The first and only sentence of Section 1.4 of the Agreement is deleted in its entirety and the following sentence is substituted:

         "The Articles of Incorporation and By-laws of the Company shall continue to be the Articles of Incorporation and By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law."

                 1.04. The first and only sentence of Section 1.7(a) of the Agreement is deleted in its entirety and the following sentence is substituted:

         "All shares of Common Stock (as hereinafter defined) that are held in the treasury of the Company, if any, or by any wholly-owned Subsidiary (as hereinafter defined) of the Company shall be cancelled and retired without payment of any consideration therefor and without any conversion thereof and shall cease to exist."

                 1.05. The first and only sentence of Section 1.7(b) of the Agreement is deleted in its entirety and the following sentence is substituted:

         "Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Class A Common Stock, without par value, of the Surviving Corporation."

                 1.06. The words "M&I First National Bank" are substituted for the words "Bank One Evanston, NA" in the first sentence of Section 1.8 of the Agreement.

                 1.07. The first sentence of Section 8.3 of the Agreement is deleted in its entirety and the following sentence is substituted:

         "This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the shareholders of the Company but, after any such approval by shareholders of the Company, no amendment shall be made which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders; PROVIDED, HOWEVER, that this Agreement may not be amended once the Articles of Merger have been filed with the Secretary of State of the State of Illinois. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto."

                SECTION 2. REFERENCE TO AND EFFECT ON AGREEMENT.

                 2.01. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Agreement.

                 2.02. Each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement as amended hereby.

                 2.03 Except as specifically amended above, the Agreement shall remain in full force and effect.


                 SECTION 3. EXECUTION IN COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.


                 SECTION 4. HEADINGS. Section headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute part of this Amendment No. 1 for any other purpose.

        IN WITNESS WHEREOF, the undersigned have set their hands to this Agreement or have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                     RPM, INC.


                                     By Thomas C. Sullivan
                                        --------------------------
                                        Thomas C. Sullivan,
                                        Chairman of the Board and
                                        Chief Executive Officer


Attest:


William A. Papenbrock
- - -----------------------------
Name: William A. Papenbrock
Title: Assistant Secretary

                                     RPM OF ILLINOIS, INC.



                                     By Thomas C. Sullivan
                                        ----------------------
                                        Thomas C. Sullivan,
                                        President

Attest:


William A. Papenbrock
- - ----------------------------
Name: William A. Papenbrock
Title: Assistant Secretary


                                     RUST-OLEUM CORPORATION



                                     By Donald C. Fergusson
                                        ----------------------
                                        Donald C. Fergusson
                                        Chairman and President

Attest:


Michael T. Murphy
- - -----------------------------
Name: Michael T. Murphy
Title: Secretary

                                  DCF INVESTMENTS, L. P.,
                                  A DELAWARE LIMITED
                                  PARTNERSHIP


                                  By:  MPF Dynasty Trust for
                                       Donald, General Partner

                                       By: Donald C. Fergusson
                                           ------------------------
                                           Donald C. Fergusson,
                                           not individually but
                                           solely as Trustee



                                  JFP INVESTMENTS, L. P.,
                                  A DELAWARE LIMITED
                                  PARTNERSHIP

                                  By:  MPF Dynasty Trust for
                                       Jeanne, General Partner

                                       By: Jeanne F. Pettry
                                           ------------------------
                                           Jeanne F. Pettry,
                                           not individually but
                                           solely as Trustee



                                  SEF INVESTMENTS, L. P.,
                                  A DELAWARE LIMITED
                                  PARTNERSHIP

                                  By:  BAH Dynasty Trust for
                                       Sue, General Partner

                                       By: Sue Ellen Fergusson
                                           ------------------------
                                           Sue Ellen Fergusson,
                                           not individually but
                                           solely as Trustee



                                  LAM INVESTMENTS, L. P.,
                                  A DELAWARE LIMITED
                                  PARTNERSHIP


                                  By:  BAH Dynasty Trust for
                                       Laurel, General Partner

                                       By: Laurel McKahan
                                           ------------------------
                                           Laurel McKahan
                                           not individually but
                                           solely as Trustee

                                 THE JFP DYNASTY TRUST
                                 U/A/D 12/29/93



                                 By:  Sue Ellen Fergusson
                                      -------------------------
                                      Sue Ellen Fergusson,
                                      not individually but
                                      solely as Trustee



                                 THE JEANNE F. PETTRY 1988
                                 FAMILY GIFT TRUST


                                 By:  Jeanne F. Pettry
                                      -------------------------
                                      Jeanne F. Pettry,
                                      not individually but
                                      solely as Trustee



                                 THE DONALD C. FERGUSSON
                                 1988 FAMILY GIFT TRUST


                                 By:  Donald C. Fergusson
                                      -------------------------
                                      Donald C. Fergusson,
                                      not individually but
                                      solely as Trustee



                                 JEANNE F. PETTRY

                                 Jeanne F. Pettry
                                 --------------------------
                                 Jeanne F. Pettry



                                 DONALD C. FERGUSSON

                                 Donald C. Fergusson
                                 --------------------------
                                 Donald C. Fergusson